EXHIBIT 5.1

July 29, 2026

Global Interactive Technologies, Inc.

160, Yeouiseo-ro

Yeongdeungpo-Gu, Seoul

Republic of Korea, 07231

Ladies and Gentlemen:

We have acted as counsel to Global Interactive Technologies Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company of a Registration Statement on Form S-1 with the U.S. Securities and Exchange Commission (the “Commission”) on July 29, 2026 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the resale by a certain securityholder listed in the Registration Statement under the heading “Selling Stockholder” of up to an aggregate of 2,185,792 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), consisting of (i) an aggregate of up to 1,092,896 shares of Common Stock issuable upon exercise of the warrants evidenced by that certain Common Stock Warrant, dated June 29, 2026, issued by the Company to Armistice Capital Master Fund Ltd. (the “Common Stock Warrant Instrument”) (such warrants, collectively, the “Common Stock Warrants” and such shares of Common Stock, the “Common Stock Warrant Shares” ), and (ii) an aggregate of up to 1,092,896 shares of Common Stock issuable upon exercise of the warrants evidenced by that certain Pre-Funded Common Stock Purchase Warrant, dated June 29, 2026, issued by the Company to Armistice Capital Master Fund Ltd. (the “Pre-Funded Warrant Instrument”) (such warrants, collectively, the “Pre-Funded Warrants” and such shares of Common Stock, the “Pre-Funded Warrant Shares”). The Common Stock Warrant Instrument and the Pre-Funded Warrant Instrument are collectively referred to in this opinion letter as the “Warrant Instruments” and each, as a “Warrant Instrument,” and the Common Stock Warrant Shares and the Pre-Funded Warrant Shares are collectively referred to in this opinion letter as the “Warrant Shares” and each, as a “Warrant Share.”

This opinion is being furnished to you in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

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In connection with rendering the opinions in the numbered paragraphs below, we have examined the following (collectively, the “Documents” and each, a “Document”): (i) the Registration Statement; (ii) the Securities Purchase Agreement, dated as of June 25, 2026, between the Company and Armistice Capital Master Fund Ltd. (the “Purchase Agreement”); (iii) the Registration Rights Agreement, dated as of June 29, 2026, between the Company and Armistice Capital Master Fund Ltd. (the “Registration Rights Agreement”); (iv) the Common Stock Warrant Instrument; (v) the Pre-Funded Warrant Instrument; (vi) the Amended and Restated Certificate of Incorporation of the Company as filed with the Office of the Secretary of State of the State of Delaware (the “Secretary of State”) on February 6, 2023, as amended by the State of Delaware Certificate of Amendment of Certificate of Incorporation of the Company as filed with the Secretary of State on December 5, 2024, and as amended by the Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company as filed with the Secretary of State on January 10, 2025 (the “Certificate of Incorporation”); (vii) the Amended and Restated Bylaws, adopted effective as of September 5, 2025; (viii) the Unanimous Written Consent of the Board of Directors of the Company effective June 25, 2026 authorizing the Purchase Agreement, the Registration Rights Agreement, and the Warrant Instruments (the “June Board Consent”), (ix) the Unanimous Written Consent of the Board of Directors of the Company effective July 28, 2026 authorizing and approving, among other things, the filing of the Registration Statement with the Commission (the “July Board Consent,” and together with the June Board Consent, the “Board Consents”), and (x) a fact certificate of an officer of the Company, dated as of the date hereof.

For purposes of rendering our opinions in the numbered paragraphs below, we have not examined any document other than the Documents and assume there exists no provision in any document relating to the matters covered by our opinions below that we have not examined that is inconsistent with the Documents or our opinions in the numbered paragraphs below. We have conducted no independent factual investigation of our own but rather have relied on the Documents, the statements and information set forth therein, and the additional matters recited or assumed herein, all of which we assume to be true, complete, and accurate in all respects. We have not independently established any of the facts so relied on.

For purposes of this opinion letter, we have assumed that: (a) each Document is accurate and complete; (b) each Document that is an original is authentic; (c) each Document that is a copy conforms to an authentic original; (d) all signatures on each Document are genuine; and (e) the Company is and shall remain at all times a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Delaware. We have further assumed (i) the legal capacity of natural persons, and (ii) that each party to the Documents is duly incorporated, organized, validly existing, and in good standing under the laws of the state of its formation or incorporation and has the legal capacity or authority and has satisfied all legal requirements that are applicable to that party to the extent necessary to make such Documents enforceable against that party. We have not verified any of the foregoing assumptions.

In rendering our opinions below, we also have assumed that (i) the Company will have sufficient authorized and unissued shares of Common Stock available for issuance of the Warrant Shares upon the exercise of the warrants evidenced by the Warrant Instruments, (ii) that the issuance of the Warrant Shares will be duly recorded in the Company’s stock ledger upon issuance, (iii) in accordance with Section 158 of the General Corporation Law of the State of Delaware (the “DGCL”), the Warrant Shares will be evidenced by certificates, duly executed and delivered, or the Board of Directors of the Company will adopt resolutions providing that all shares of Common Stock shall be uncertificated prior to the issuance of the Warrant Shares and, within a reasonable time after the issuance of any such Warrant Shares, the registered owner of such Warrant Shares will be given notice in writing or by electronic transmission in compliance with Section 151(f) of the DGCL, (iv) other than the Purchase Agreement, the Registration Rights Agreement, and the Warrant Instruments, there are no contracts with one or more current or prospective stockholders of the Company (or one or more beneficial owners of stock of the Company), in its or their capacity as such, within the meaning of Section 122(18) of the DGCL, (v) the Company will receive the exercise price for each Warrant Share as set forth in the applicable Warrant Instrument and the exercise price paid for each Warrant Share will equal or exceed the then par value of a share of Common Stock, (vi) the issuance of the Warrant Shares will not (A) have the effect, directly or indirectly, of increasing the proportionate share of stock or securities convertible into stock, in each case, of the Company held by an interested stockholder (within the meaning of Section 203(c) of the DGCL) or (B) confer a benefit, directly or indirectly (except proportionately as a stockholder of the Company), of any loans, advances, guarantees, pledges, or other financial benefits (other than those expressly permitted in paragraphs (c)(3)(i)-(iv) of Section 203 of the DGCL) on an interested stockholder (within the meaning of Section 203(c) of the DGCL), and (viii) the Board Consents have not been and will not be revoked, modified, or amended. We have not verified any of the foregoing assumptions.

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Our opinions set forth in the numbered paragraphs below are limited to the DGCL and reported judicial decisions interpreting the DGCL. We express no opinion as to the laws, rules, or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws; we express no opinion as to the Corporate Transparency Act.

Based upon and subject to foregoing, and assuming that the Registration Statement is effective at the time of the issuance of any Warrant Shares, it is our opinion that:

1. The issuance of the Common Stock Warrant Shares in accordance with the Common Stock Warrant Instrument has been duly authorized by the Company and, when issued upon the exercise of the warrants evidenced by the Common Stock Warrant Instrument in accordance with the terms of the Common Stock Warrant Instrument, the Common Stock Warrant Shares will be validly issued, fully paid, and non-assessable.

2. The issuance of the Pre-Funded Warrant Shares in accordance with the Pre-Funded Warrant Instrument has been duly authorized by the Company and, when issued upon the exercise of the warrants evidenced by the Pre-Funded Warrant Instrument in accordance with the terms of the Pre-Funded Warrant Instrument, the Pre-Funded Warrant Shares will be validly issued, fully paid, and non-assessable.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus that forms a part of the Registration Statement. In giving our consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise of any subsequent changes in the facts stated or assumed herein or any subsequent changes in law.

Yours truly,

/s/ K&L Gates LLP

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